UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 1, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 3, 2005, the compensation committee approved 100,000 of stock options for each of the directors of the company: Mark Scott, Raymond Christinson, Jun Kumamoto and Eric La Cara. The options were granted at the fair market price of $.26 per share on August 1, 2005. In accordance with 2000 stock option plan, the stock options vest quarterly over three years and expire on August 1, 2015.

On August 3, 2005, the compensation committee approved an increase in Mark Scott’s annual compensation to $183,000, which is effective as of August 1, 2005.

On August 3, 2005, the compensation committee approved a monthly chairman fee for Alan Margerison of $2,200, which is effective as of August 1, 2005. In addition, Mr. Margerison terminated his employment agreement dated February 3, 2003 and forfeited 1,000,000 stock options of the 2,000,000 stock options granted on June 15, 2003 at $.20 per share.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure required to be provided herein is incorporated by reference to Item 1.01 above.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The company announced the promotion of Mark E. Scott to President and Chief Financial Officer. Alan Margerison, the previous President and Chief Executive Officer, is resigning from these positions but will retain his role as Chairman and Director of IA Global.  There was no disagreement on any matter related to the Company’s operations, policies or practices that led to Mr. Margerison’s resignation.

A copy of the Press Release announcing these changes in management is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired - None.

(b)	Pro Forma financial information - None.

(c)	Exhibits -

Exhibit No.	Description

99.1	Text of Press Release, issued by IA Global, Inc. on August 5, 2005, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 5, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer